CONSULTING AGREEMENT

This Agreement ("Agreement") is entered into as of the ____ day of _____________, 2005 by and between Maverick Bancshares, Inc. ("Company"), a corporation organized under the laws of the State of Texas, and Russell Tackett, an adult individual residing in the State of Texas ("Consultant").

The parties hereto agree as follows:

    Engagement. The Company hereby engages the Consultant and the Consultant hereby agrees to render, at the request of the Company, independent advisory and consulting services for the Company in connection with the Company's formation of its proposed banking subsidiary ("Bank"), upon the terms and conditions hereinafter set forth.

    Term. The term of this Agreement shall begin as of the date of this Agreement which shall be the effective date of consultants resignation from his current employer on or before January 2, 2006 as agreed to by the Company and Consultant and shall terminate on the earlier of (i) August 31, 2006; (ii) the date on which the Bank receives (and satisfies all conditions to opening for business under) its authorization to commence its banking business (the "Certificate of Authority") from the Texas Department of Banking ("TDB") or Office of the Comptroller of the Currency ("OCC"), as applicable, and approval of Insurance of Accounts from the Federal Deposit Insurance Corporation ("FDIC"); (iii) the date on which the Company advises the Consultant that it has abandoned its effort to obtain the Certificate of Authority; (iv) the date on which the Consultant receives written notice from the Company that it is terminating this Agreement "for cause" as hereafter defined; or (v) the death or disability of the Consultant (as used herein, the disability of the Consultant shall be deemed to have occurred when he has been unable to perform his services under this Agreement for a period of forty-five (45) consecutive days or the Consultant has made any claim under any disability insurance policy). As used herein, "for cause" shall be defined as follows: (i) the Consultant's failure to use diligent and good faith efforts to perform the services requested by the Company under this Agreement (which failure is not cured within thirty (30) days following written notice to the Consultant); (ii) the Consultant's willful misconduct or gross negligence in the performance of his services hereunder; (iii) the Consultant's conviction of a crime or involvement in any conduct which could, in the judgment of the Company, adversely impact on the reputation of the Company or the Bank or the prospects of the Bank receiving its Certificate of Authority; or (iv) receipt by the Company of any indication or implication from the FDIC or, as applicable, the TDB or OCC, that the Consultant would not be an acceptable candidate to be an executive officer of the Bank; provided that such indication or implication is not in response to any event or situation relating to the Consultant which the Consultant previously disclosed to the Company.

    Compensation. During the term of this Agreement, as compensation for all services rendered by the Consultant under this Agreement, the Company shall pay the Consultant the following amounts:

      Consulting Fee. The Company shall pay the Consultant the sum of SEVEN THOUSAND DOLLARS ($7,500.00) per month (prorated for any partial month), which shall be paid in arrears in two installments of THREE THOUSAND SEVEN HUNDRED DOLLARS ($3,750.00) each on the 15th and 30th day of each calendar month.

      Automobile. The Company shall provide a monthly allowance for automobile expenses in the amount of $700 payable monthly (pro rated for any partial month), in arrears, on the 1st business day of each month. The Consultant shall have no obligation to account for his monthly automobile expenses.

      Signing Bonus. The Company shall pay the consultant the sum of $30,000 as an incentive signing bonus. Said bonus shall be paid in three installments of $10,000 each and which will occur at the time the consultant and the companion co-manager of the Company shall so designate.

      Medical Benefits. The Company shall reimburse the Consultant, not less frequently than monthly, upon presentment of appropriate documentation the amount paid by the Consultant to continue health insurance coverage for Consultant's family, without interruption, family medical benefits coverages under COBRA. Upon the election of the individual to secure an individual policy of similar benefits, the Company shall reimburse the Consultant up to a maximum of $600 per month of said cost of the policy.

      Deductions. All such compensation shall be payable without deduction for federal income, social security, or state income taxes or any other amounts.

      Deferred Compensation. If the term of this Agreement shall expire pursuant to clause (ii) of Paragraph 2 hereof, not later than thirty (30) days following the date the Bank opens for business, the Company shall pay or cause the Bank to pay, in one lump sum, an amount equal to $5,000.00 times the number of months during the term of this Agreement including all extensions thereof.

      Severance. If this Agreement shall be terminated by the Company for any reason other than "for cause" and without the employment agreement referenced in Paragraph 11 hereof becoming effective, Consultant will be entitled to receive a lump sum payment, payable on the date of termination, of not less than the greater of (i) one-half of the fees which would have been payable for the remaining term of this Agreement from the date of termination or (ii) 35,000; provided, however, in the event that this Agreement is terminated as a result of the Company's determination to abandon its efforts to obtain the Certificate of Authority, .then the Company will pay the Consultant a severance payment in the amount of $35,000.

    Duties. The Consultant shall render services conscientiously and shall devote his full time, attention, efforts and abilities to the establishment of the Bank, including without limitation obtaining regulatory approvals, site development activities, personnel matters and capital raising activities, at such times during the term hereof and in such manner as reasonably requested by the Company, and performed at such places and at such times as are reasonably convenient to the Company and the Consultant. The Consultant shall observe all policies and directives promulgated from time to time by the Company's board of directors.

    Expenses. The Consultant shall be reimbursed by the Company for all reasonable business expenses that the Consultant incurs on behalf of the Company and/or the Bank during the performance of his services hereunder; provided that any such reimbursement in excess of $1,000 in any month shall require the prior written approval of the Company's board of directors or a committee thereof. The Company's obligation to reimburse the Consultant pursuant to this paragraph shall be subject to the presentation to the Company's board of directors or a committee thereof by the Consultant of an itemized account of such expenditures, together with supporting vouchers, in accordance with any policies of the Company in effect from time to time.

    Independent Contractor. It is expressly agreed that the Consultant is acting as an independent contractor in performing services hereunder. The Company shall not carry worker's compensation insurance or any health or accident insurance to cover the Consultant other than those medical benefits enumerated in paragraph 3 (d). The Company shall not pay any contributions to Social Security, unemployment insurance, federal or state withholding taxes, nor to provide any other contributions or benefits which might be expected in an employer-employee relationship.

    Covenant Not to Compete. The Consultant hereby acknowledges and recognizes the highly competitive nature of the Company's business and accordingly agrees that, during and for the period commencing with the date hereof and ending on the later of (i) July 31, 2006 or (ii) the termination, whether by the Company or the Consultant, of this Agreement, the Consultant will not, except as provided in Paragraph 4 hereof, directly or indirectly:

      engage in any business activity related to the business of banking or financial services, or the formation of any entity for the purpose of engaging in such a business (other than on behalf of the Company to the extent that the Consultant is then in the employ of or consulting for the Company), whether such engagement is as an officer, director, proprietor, employee, partner, member, investor (other than as a passive investor in less than one percent (1%) of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or other participant in another business, assist others in engaging in any of the business activities prohibited to the Consultant under clause (a) above, or induce employees of the Company or any proposed employees of the Bank to engage in any activities hereby prohibited to the Consultant or to terminate their employment (prospective or otherwise).

    The term of this restriction shall be extended for a period of time equal to any period of time during which the Consultant violates or fails to observe the provisions of this paragraph.

    No Disclosure of Confidential Information. The Consultant acknowledges that the Company's trade secrets and private processes, as they may exist from time to time, and confidential information concerning the formation and development of the Bank, the Bank's planned products, technical information regarding the Bank, and data concerning potential customers of and investors in the Bank are valuable, special, and unique assets of the Company, access to and knowledge of which are essential to the performance of the Consultant's duties under this Agreement. In light of the highly competitive nature of the industry in which the business of the Company is conducted, the Consultant further agrees that all knowledge and information described in the preceding sentence not in the public domain and heretofore or in the future obtained by the Consultant as a result of his engagement by the Company shall be considered confidential information. In recognition of this fact, the Consultant agrees that the Consultant will not, during or after the term of this Agreement, disclose any of such secrets, processes, or information to any person or other entity for any reason or purpose whatsoever, except: (i) as required by subpoena or court order, in which case the Consultant will give the Company at least 10 days' notice; or (ii) as necessary in the performance of the Consultant's duties as a consultant to the Company and then only upon a written confidentiality agreement in such form and content as requested by the Company from time to time. The Consultant shall not make use of any of such secrets, processes or information for the Consultant's own purposes or for the benefit of any person or other entity (except the Company and its subsidiaries, if any) under any circumstances during or after the term of this Agreement.

    Return of Property. The Consultant acknowledges that all memoranda, notes, records, reports, manuals, books, papers, letters, client and customer lists, contracts, software programs, information and records, drafts of instructions, guides and manuals, and other documentation (whether in draft or final form), and other sales or financial information and aids relating to the Company's or Bank's business, and any and all other documents containing confidential information furnished to the Consultant by any representative of the Company or otherwise acquired or developed by the Consultant in connection with his duties under this Agreement (collectively, "Recipient Materials") shall at all times be the property of the Company or the Bank, as applicable. Within three calendar days of the termination of this Agreement, the Consultant shall return to the Company or Bank, as applicable, any Recipient Materials which are in his possession, custody or control.

    Remedies. In the event that Consultant violates any of the provisions set forth in Paragraph 7 or 8 of this Agreement, Consultant acknowledges that the Company would suffer immediate and irreparable harm and would not have an adequate remedy at law for money damages in the event that any of the covenants contained in Paragraph 7 or 8 of this Agreement were not performed in accordance with their terms or otherwise were materially breached. Accordingly, Consultant agrees that, without the necessity of proving actual damages or posting bond or other security, the Company shall be entitled to temporary or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy which may then be available in addition to any remedies at law. In such a situation, the parties agree that the Company may pursue any remedy available, including declaratory relief, concurrently or consecutively in any order as to any breach, violation, or threatened breach or violation of Paragraph 7 or 8 of this Agreement, and the pursuit of any particular remedy or remedies shall not be deemed an election of remedies or waiver of the right to pursue any other remedy.

    Employment Agreement. The Consultant agrees to enter into, and the Company agrees to cause the Bank to enter into, an Employment Agreement with the Consultant in a form satisfactory to the Consultant and the Bank in their reasonable discretion, subject to the review, modification and approval of the Bank's primary regulators, which employment agreement shall be effective as of the date on which the Bank opens for business, subject to and following the receipt of (and satisfaction of all conditions to opening for business under) its Certificate of Authority from the TDB or OCC, as applicable, and approval of its application for deposit insurance from the FDIC.

    Assignment. Consultant's obligations under this Agreement are personal in nature and may not be assigned by Consultant, this Agreement being entered into in reliance upon and in consideration of the personal skill and qualifications of Consultant. Any attempted assignment or transfer by Consultant of his obligations hereunder shall be void.

    Modification. This Agreement may be modified by the parties hereto only by a written supplemental agreement executed by both parties.

    Indemnification. Provided that the Consultant is acting in good faith, the Company shall provide the Consultant with all rights to indemnification and exculpation from liabilities for acts or omissions arising from the Consultant's activities on behalf of the Company in the same manner as if the Consultant were an officer or director of the Company and entitled to the indemnification provided to such individuals pursuant to the Company's Articles of Incorporation or Bylaws. Indemnification shall include any losses incurred as a result of any loans or guarantees made by Consultant during the term of the agreement.

    Notice. All notices and other communications required or permitted to be given or delivered hereunder or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been properly given if (a) delivered personally, (b) delivered by a recognized overnight courier service, (c) sent by United States mail, or (d) sent by facsimile transmission followed by a confirmation copy delivered by recognized overnight courier service the next day. Such notices, requests, consents and other communications shall be sent to the respective parties as follows (or at such other address for a party as shall be specified by like notice to the other party):

    If to Company: Maverick Bancshares, Inc.

    5646 Milton St. #615

    Dallas, Texas 75206

    If to Consultant: Russell Tackett

    4445 Blystone

    Plano, Texas 75093

    Any notice or other communication given pursuant to this Agreement shall be effective (i) in the case of personal delivery, telex or facsimile transmission, when received; (ii) in the case of mail, upon the earlier of actual receipt or five (5) business days after deposit with the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (iii) in the case of a recognized overnight courier service, one (1) business day after delivery to the courier service together with all appropriate fees or charges and instructions for overnight delivery.

    Waiver of Breach. The waiver by either party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

    Entire Agreement. The parties acknowledge and agree that this Agreement constitutes the complete and entire agreement between the parties; that each executed this Agreement based upon the express terms and provisions set forth herein; that, in accepting this consulting arrangement, Consultant has not relied on any representations, oral or written, which are not set forth in this Agreement; that no previous agreement, either oral or written, shall have any effect on the terms or provisions of this Agreement; and that all previous agreements, either oral or written, are expressly superseded and revoked by this Agreement.

    Successors, Binding Agreement. Subject to the restrictions on assignment contained herein, this Agreement shall inure to the benefit, and be enforceable by, the parties and their respective successors and assigns.

    Validity. If any term or other provision of this Agreement is held to be illegal, invalid or unenforceable by any rule of law or public policy, (A) such term or provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (B) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and (C) there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

    Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws.

    Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

    CONSULTANT:

    _________________________________________

    Russell Tackett

    COMPANY:

    MAVERICK BANCSHARES, INC.

    By:

    Raymond W. Sanders, Chairman

    EXECUTIVE EMPLOYMENT AGREEMENT

    This EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this ___ day of _________, 2005, by and between Maverick Bancshares, Inc, a corporation organization under the laws of the State of Texas ("Company"), and Russell Tackett, a resident of the State of Texas ("Executive").

    WHEREAS, the Company intends to charter a subsidiary bank (the "Bank") to be named "The Maverick Bank" or such other name selected by the board of directors of the Bank (referred to herein as "Board" or "Board of Directors"); and

    WHEREAS, the Executive has considerable experience, expertise and training in management related to banking and services offered by the Bank; and

    WHEREAS, the Company intends to cause the Executive to be employed as Chief Financial Officer of the Bank, and Executive desires to accept employment, subject to and on the terms and conditions set forth in this Agreement; and

    WHEREAS, both the Company and the Executive have read and understood the terms and provisions set forth in this Agreement and have been afforded a reasonable opportunity to review this Agreement with their respective legal counsel.

    NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the Executive and the Company agree as follows:

    DURATION

      This Agreement shall become effective (the "Effective Date") upon receipt of Bank's banking charter and shall continue in full force and effect, subject to Paragraph 2 below, until the third anniversary date of the Effective Date, unless earlier terminated as provided herein.

      The Bank and the Executive acknowledge and agree that the parties may agree to continue the employment relationship upon such terms as they may mutually agree. Following the initial three year term of this Agreement, the Agreement shall automatically renew annually for a term of one year, unless either party elects to terminate this Agreement by sending written notice of non-renewal at least thirty (30) calendar days prior to the expiration of the then current term. If this Agreement expires as a result of non-renewal, the employment of the Executive shall automatically terminate upon the expiration of the then current term.

    COMPENSATION

      All payments of salary and other compensation to the Executive shall be payable in accordance with the Bank's ordinary payroll and other policies and procedures.

        During the term of this Agreement, the Bank agrees to pay Executive a base salary of not less than $150,000 annually, appropriately prorated for partial months at the commencement and end of the term of this Agreement.

        The Bank shall have the right to deduct from any payment of compensation to Executive hereunder any federal, state or local taxes required by law to be withheld with respect to such payments and any other amounts specifically authorized to be withheld or deducted by Executive.

        During the term of this Agreement, it is anticipated that the Board of Directors or a delegated committee thereof will adopt an executive incentive bonus plan. The Executive will be entitled to participate in such plan. Executive shall also be entitled to participate in any benefit programs applicable to all employees of the Bank or to executive employees of the Bank in accordance with Bank policy and the provisions of said benefit programs.

        Executive shall receive options to purchase shares of common stock of the Company at an exercise price of $10.00 per share, the total number of options to be 5% (75,000 assuming a 1,500,000 issue). Options will vest at 20 percent per year over a five year period. Executive will be allowed to exercise his vested options beginning three years from the opening of the Bank. The options shall have a term of ten years from the date of issuance, which shall be the Effective Date, and to the extent permitted by law, shall be treated as incentive stock options. The options shall be evidenced by a stock option agreement, which shall have such terms as are consistent with those set forth above and such additional terms, including with respect to vesting, as may be set forth in the stock option agreement or the stock option plan pursuant to which the options are granted.

      The Bank shall furnish the Executive with an automobile, the retail value of which shall not exceed $40,000, excluding tax, title and license. The Bank shall also provide the Executive with a cellular phone and laptop computer for use in the performance of his duties and obligations under this Agreement. Further, the Bank shall provide the Executive with a membership to a local country club and shall reimburse the Executive for all dues related to such membership. The Bank shall also reimburse the Executive for all reasonable expenses, including, but not limited to, travel expenses, lodging expenses, and meals and entertainment expenses, that the Executive may incur in the performance of his duties and obligations under this Agreement; provided, however, that the Executive shall be required to submit receipts or other acceptable documentation to the cashier of the Bank or such other officer designated by the Board to verify such expenses prior to any reimbursements.

      Subject to the provisions of Paragraph 9 of this Agreement, the Executive shall be entitled to receive employee and dependent health insurance, dental insurance, paid sick leave and four (4) weeks of paid vacation per year, and any additional benefits provided to all Bank employees all in accordance with the Bank's employment policies. In addition to the reimbursement of expenses listed in Paragraph 4 of this Agreement, the Bank shall pay, or reimburse Executive, for initiation fees for IBAT/TBA memberships.

      The Company shall also provide the Executive with a salary continuation plan, with such terms as are approved by Executive and the Board of Directors of the Bank or the Company, as the case might be.

      The Company shall also provide the Executive with term life insurance coverage in an amount not less than $250,000 and having a term not less than ten years.

      The Board of Directors or a delegated committee shall review the amount of Executive's compensation, including his base salary, not less than annually and shall increase such base salary as a result of such review and to provide reasonable cost of living adjustments, all in the discretion of the Board of Directors or such committee and consistent with safe and sound banking practices; provided however that Executive's base salary, bonuses, vacation and car allowance shall not be less than the amounts set forth in Paragraphs 3 and 4 at any time during the term of this Agreement.

      All employee benefits provided to the Executive by the Bank incident to the Executive's employment shall be governed by the applicable plan documents, summary plan descriptions or employment policies, and may be modified, suspended or revoked at any time, in accordance with the terms and provisions of the applicable documents.

      The parties hereto acknowledge that the compensation set forth herein and the other covenants and agreements of the Bank contained herein are fair and adequate compensation for Executive's services and for the covenants of Executive as set forth herein.

    RESPONSIBILITIES

      The Executive shall be employed as Chief Financial Officer of the Bank and shall faithfully devote his best efforts and his primary focus to his positions with the Bank.

      The Executive acknowledges and agrees that the duties and responsibilities of the Executive required by his position as Chief Financial Officer of the Bank are wholly within the discretion of its Board of Directors, and may be modified, or new duties and responsibilities imposed by the Board of Directors, at any time, without the approval or consent of the Executive. However, these new duties and responsibilities may not constitute immoral or unlawful acts. In addition, the new duties and responsibilities must be consistent with the Executive's role as Chief Financial Officer of a financial institution.

      The Executive acknowledges and agrees that, during the term of this Agreement, he has a fiduciary duty of loyalty to the Bank, and that he will not engage in any activity during the term of this Agreement, which will or could, in any significant way, harm the business, business interests, or reputation of the Bank or the reputation of the Board of Directors.

      The Executive shall not directly or indirectly engage in competition with the Bank at any time during the existence of the employment relationship between the Bank and the Executive, and the Executive will not on his own behalf, or as another's agent or employee, engage in any of the same or similar duties and/or Bank-related responsibilities required by the Executive's position with the Bank, other than as an employee of the Bank pursuant to this Agreement or as specifically approved by the Board of Directors. In addition, without the prior written consent of the Board of Directors, Executive shall not usurp for himself any corporate opportunity available to the Company or the Bank.

    NONINTERFERENCE

      Executive acknowledges that, as part of his employment with the Bank, he will become familiar with the salary, pay scale, capabilities, experiences, skill and desires of the Bank's employees. Executive agrees to maintain the confidentiality of such information. Executive further covenants and agrees that, for a period of one year subsequent to the termination of this Agreement, whether such termination occurs at the insistence of the Bank or the Executive, the Executive shall not recruit, hire, or attempt to recruit or hire, directly or by assisting others, any other employees of the Bank, nor shall the Executive contact or communicate with any other employees of the Bank for the purpose of inducing other employees to terminate their employment with the Bank. For purposes of this covenant, "other employees" shall refer to employees who are still actively employed by or were employed by the Bank within the prior year, or doing business with, the Bank at the time of the attempted recruiting or hiring.

      In his position of employment, the Executive will be exposed to confidential information and trade secrets (hereafter "Proprietary Information") pertaining to, or arising from, the business of the Company, the Bank, and their respective affiliates (if any). The Executive hereby agrees and acknowledges that such Proprietary Information is unique and valuable to the Bank's business and that the Bank would suffer irreparable injury if this information were publicly disclosed. Therefore, the Executive agrees to keep in strict secrecy and confidence, both during and after the period of his employment, any and all Proprietary Information which the Executive acquires, or to which the Executive has access, during employment by the Bank, that has not been publicly disclosed by the Bank. The Proprietary Information covered by this Agreement shall include, but shall not be limited to: (i) the identities of the Bank's existing and prospective customers or clients, including names, addresses, credit status, and pricing levels; (ii) the buying and selling habits and customs of the Bank's existing and prospective customers or clients; (iii) financial information about the Bank; (iv) product and systems specifications, concepts for new or improved products and other product or systems data; (v) the identities of, and special skills possessed by, the Bank's employees; (vi) the identities of and pricing information about the Bank's suppliers and vendors; (vii) training programs developed by the Bank; (viii) pricing studies, information and analyses; (ix) current and prospective products and inventories; (x) financial models, business projections and market studies; (xi) the Bank's financial results and business conditions; (xii) business plans and strategies; (xiii) special processes, procedures, and services of the Bank and its suppliers and vendors; and (xiv) computer programs and software developed by the Bank or its consultants. The provisions and agreements entered into herein shall survive the term of the Employee's employment to the extent reasonably necessary to accomplish their purpose in protecting the interests of the Bank in any Proprietary Information disclosed to, or learned by, the Executive while employed.

      The Executive expressly represents that he has no agreements with, or obligations to, any party which conflict, or may conflict, with the interests of the Bank or with the Executive's duties as an employee of the Bank.

      Executive acknowledges that the special relationship of trust and confidence between him, the Bank, and its clients and customers creates a high risk and opportunity for Executive to misappropriate the relationship and goodwill existing between the Bank and its clients and customers. Executive further acknowledges and agrees that it is fair and reasonable for the Bank to take steps to protect itself from the risk of such misappropriation. Executive further acknowledges that, at the outset of his employment with the Bank and throughout his employment with the Bank, Executive will be provided with access to and informed of Proprietary Information, which will enable him to benefit from the Bank's goodwill and know-how.

      Executive acknowledges that it would be inevitable in the performance of his duties as a director, officer, employee, investor, agent or consultant of any person, association, entity, or company which competes with the Bank or the Company, or which intends to or may compete with the Bank or the Company, to disclose and/or use Proprietary Information, as well as to misappropriate the Bank's goodwill and know-how, to or for the benefit of such other person, association, entity, or company. Executive also acknowledges that, in exchange for the execution of the non-solicitation restriction set forth in these NONINTERFERENCE provisions, he has received substantial, valuable consideration, including: (i) confidential trade secret and proprietary information relating to the identity and special needs of the Bank's current and prospective customers, the Bank's current and prospective services, the Bank's business projections and market studies, the Bank's business plans and strategies, the Bank's studies and information concerning special services unique to the Bank; (ii) employment; and (iii) compensation and benefits as described in this Agreement. Executive further acknowledges and agrees that this consideration constitutes fair and adequate consideration for the execution of the non-solicitation restriction set forth herein.

      In consideration for the above-recited valuable consideration, as well as to protect the vital interests described in these NONINTERFERENCE provisions, the Executive understands and agrees that during the continuation of this Agreement and for a period of one year following the termination of this Agreement by either party, for whatever reason, the Executive will not be or become engaged in any way (directly or indirectly), as an individual proprietor, beneficiary, trustee, owner, partner, stockholder, officer, director, Executive, investor, lender, sales representative, or in any other capacity, whatsoever, in any activity or endeavor which competes or conflicts with the Bank's business or the business of the Bank or the business of any of their respective affiliates (if any), as such business has been conducted during the years of the Executive's employment with the Bank, within Dallas, Collin, Rockwall, Hunt, Kaufman, and Denton counties. It is the parties' desire that these restrictions be enforced to the fullest extent allowed by law.

      Executive agrees that the restriction set forth above is ancillary to an otherwise enforceable agreement, is supported by independent valuable consideration, and that the limitations as to time, geographical area, and scope of activity to be restrained by Paragraph 20 are reasonable and acceptable, and do not impose any greater restraint than is reasonably necessary to protect the goodwill and other business interests of the Bank. This Section creates a narrowly tailored advance approval requirement in order to avoid unfair competition and irreparable harm to the Bank and is not intended or to be construed as a general restraint from engaging in a lawful profession or a general covenant against competition. Nothing herein will prohibit (i) beneficial ownership of less than ___% of the publicly traded capital stock of a corporation listed on a national securities exchange so long as this is not a controlling interest, or (ii) ownership of mutual fund investments. Executive may not avoid the purpose and intent of this paragraph by engaging in conduct within the geographically limited area from a remote location through means such as telecommunications, written correspondence, computer generated or assisted communications, or other similar methods. Executive agrees that if, at some later date, a court of competent jurisdiction determines that the non-solicitation agreement set forth in this Section does not meet the criteria set forth by applicable law, this Section may be reformed by the court and enforced to the maximum extent permitted under applicable law. Executive understands that his obligations under this Section shall not be assignable by him.

      Executive acknowledges that the covenants set forth in these NONINTERFERENCE provisions are material conditions to the Company's willingness to execute and deliver this Agreement and to provide Executive the compensation and benefits and other consideration provided hereunder. The parties agree that the existence of any claim or cause of action of Executive against the Company or the Bank, whether predicated on this Agreement or otherwise, will not constitute a defense to the enforcement by the Company or the Bank of such covenants. It is specifically acknowledged that the periods following the termination of employment stated in Paragraphs 15 and 20, during which the agreements and covenants of Executive made in such Paragraphs are effective, are to be computed by excluding from such computation any time during which Executive is in violation of any provision of Paragraph 15 or 20. The covenants contained in these NONINTERFERENCE provisions will not be affected by any breach of any other provision hereof by any party hereto. In addition, Executive's obligations under these NONINTERFERENCE provisions shall survive the termination of this Agreement and Executive's employment with the Bank. Executive's obligations under these NONINTERFERENCE provisions are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which he may have to Bank under general legal or equitable principles, or other the Bank policies.

    REMEDIES

      In the event that the Executive violates any of the provisions set forth in this Agreement relating to NONINTERFERENCE, Executive acknowledges that the Bank would suffer immediate and irreparable harm and would not have an adequate remedy at law for money damages. Accordingly, Executive agrees that, without the necessity of proving actual damages or posting bond or other security, the Bank shall be entitled to temporary or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which the Bank may be entitled, at law or in equity. In such a situation, the parties agree that the Bank may pursue any remedy available, including declaratory relief, concurrently or consecutively in any order as to any breach, violation, or threatened breach or violation of any of the provisions set forth in this Agreement relating to NONINTERFERENCE, and the pursuit of any particular remedy or remedies shall not be deemed an election of remedies or waiver of the right to pursue any other remedy.

    TERMINATION

      The Board of Directors shall be entitled to terminate this Agreement, for any reason, by providing the Executive with thirty (30) days written notice of the termination. However, if this Agreement is terminated by the Company without Good Cause, as defined in this Agreement, the Bank shall provide the Executive with the severance set forth in paragraph 34 of this Agreement.

      For purposes of this Agreement, "Good Cause" shall be defined as the occurrence of one of the following events:

        The determination of the Board of Directors, in the exercise of its reasonable judgment, that Executive has violated any provision of this Agreement or is grossly negligent in the performance of his duties hereunder, and has failed to cure such violation or the effects of such gross negligence within a reasonable period after written notice to the Executive by the Bank specifying in reasonable detail the alleged violation;

        The determination of the Board of Directors, in the exercise of its reasonable judgment, that (i) Executive has failed to follow the policies adopted by the Board of Directors and has failed to cure such failure within a reasonable period after written notice to the Executive by the Bank specifying in reasonable detail the alleged failure; or (ii) Executive has engaged in such actions or omissions that would constitute unsafe or unsound banking practices;

        The Executive is convicted of a misdemeanor involving moral turpitude or a felony;

        The determination of the Board of Directors, in the exercise of its reasonable judgment, that the Executive has engaged in gross misconduct in the course and scope of his employment with the Bank including indecency, immorality, gross insubordination, dishonesty, unlawful harassment, use of illegal drugs, or fighting;

        The determination of the Board of Directors, in the exercise of its reasonable judgment and in good faith, that the Executive's job performance is unsatisfactory and that Executive has failed to cure such performance within a reasonable period after written notice to the Executive by the Bank specifying in reasonable detail the nature of the unsatisfactory performance; or

        The Executive is prohibited from engaging in the business of banking by any governmental regulatory agency having jurisdiction over the Bank.

      Notwithstanding anything in this Agreement to the contrary, Executive will not be in breach of this Agreement and his action or failure to act shall not be a basis for termination for Good Cause if Executive's action or failure to act would constitute an unsafe or unsound banking practice or be reasonably expected to have a material adverse effect on the financial or regulatory condition of the Company or Bank.

      Executive shall be entitled to terminate this Agreement at any time, for any reason, with or without cause, by providing thirty (30) days written notice to the Bank. The effective date of such resignation shall be the 30th calendar day following the date the notice is given or such other later date as may be set forth in the notice. Upon Executive's resignation, Executive shall be entitled to receive any base salary which has been earned by him through the effective date of such resignation.

      If Executive dies during the term of this Agreement and while in the employ of the Bank, this Agreement will terminate automatically, without notice, on the date of the Executive's death and neither the Company nor the Bank shall have any further obligation to Executive or his estate under this Agreement (other than death benefits payable under any benefit plans to which Executive is a party), except that the Bank shall pay Executive's estate that portion of Executive's base salary accrued through the date on which Executive's death occurred. To the maximum extent, and for the term, permitted by the health benefit provisions of the Consolidated Omnibus Budget Reconciliation Act (COBRA) of 1986, if Executive dies during the term of this Agreement and while in the employ of the Bank, the Company shall provide or maintain health insurance benefits, at the Company's expense, for Executive's spouse.

      The Executive acknowledges and agrees that this Agreement will terminate immediately, without notice, in the event the Executive becomes physically or mentally disabled, as defined by 29 C.F.R. section 1630.2(g)(1), and cannot perform the essential functions of his position, with or without reasonable accommodation for the period designated by the Executive's disability insurance after which disability payments will begin. In the event of a termination pursuant to this Section, the Bank shall be relieved of all its obligations under this Agreement, except that the Bank shall pay to Executive, or his estate in the event of his subsequent death, Executive's base salary through the date on which such termination shall have occurred, reduced during such period by the amount of any benefits received by Executive under any disability policy maintained by the Bank.

      Executive acknowledges that all memoranda, notes, records, reports, manuals, books, papers, letters, client and customer lists, contracts, software programs, information and records, drafts of instructions, guides and manuals, and other documentation (whether in draft or final form), and other sales or financial information and aids relating to the Company's or Bank's business, and any and all other documents containing confidential information furnished to Executive by any representative of the Bank or otherwise acquired or developed by Executive in connection with his duties under this Agreement (collectively, "Recipient Materials") shall at all times be the property of the Bank. Within three calendar days of the termination of this Agreement, Executive shall return to the Bank, any Recipient Materials which are in his possession, custody or control.

      The provisions of provisions of Paragraphs 15, 16, 20-23, 29-34, 39, 43 and 45 shall survive the termination of this Agreement.

    CHANGE IN CONTROL

      The parties acknowledge that the Executive has agreed to assume the position of Chief Financial Officer and to enter into this Agreement based on his confidence in the current owners of the Bank and the direction of the Bank provided by the current Board of Directors. Upon a "Change of Control," as defined below, the Executive may, at his option, notify the Bank within sixty (60) days following such Change of Control that he intends to terminate this Agreement based upon the Change of Control.

      In the event that Executive is terminated by the Bank within sixty (60) days following such Change of Control for any reason other than for Good Cause, Executive shall be entitled to elect to receive as severance the lump sum amount determined pursuant to Paragraph 32 upon written notice to the Bank, in which case the severance provisions of Paragraph 34 shall not apply.

      In the event that the Executive elects to terminate this Agreement based upon the Change in Control, the Bank shall pay to the Executive a cash lump sum payment equal to 100% of his Base Amount as defined in section 280G(b)(3) of the Internal Revenue Code of 1986, as amended ("Code") within thirty (30) days of such notice.

      In the event that any compensation payable under this Agreement is determined to be a "parachute payment" subject to the excise tax imposed by Section 4999 of the Code or any successor provision (the "Excise Tax"), the Bank agrees to pay to the Executive an additional sum (the "Gross Up") in an amount such that the net amount retained by the Executive, after receiving both the payment and the Gross Up and after paying: (i) any Excise Tax on the payment and the Gross Up, and (ii) any federal, state, and local income taxes on the Gross Up, is equal to the amount of the payment.

      For purposes of determining the Gross Up, the Executive shall be deemed to pay federal, state, and local income taxes at the highest marginal rate of taxation in his filing status for the calendar year in which the payment is to be made based upon the Executive's domicile on the date of the event that triggers the Excise Tax. The determination of whether such Excise Tax is payable and the amount of such Excise Tax shall be based upon the opinion of tax counsel selected by the Bank, subject to the reasonable approval of the Executive. If such opinion is not finally accepted by the Internal Revenue Service, then appropriate adjustments shall be calculated (with additional Gross Up determined based on the principals outlined in the previous paragraph, if applicable) by such tax counsel based upon the final amount of Excise Tax so determined together with any applicable penalties and interest. The final amount shall be paid, if applicable, within thirty (30) days after such calculations are completed, but in no event later than April 1st of the year following the event that triggers the Excise Tax. Such compensation shall be payable in equal disbursements in accordance with the Bank's ordinary payroll policies and procedures. The Executive will also continue to receive his automobile allowance provided by the Bank for a period of twelve (12) months following the date of termination.

      As used in this Agreement, a "Change of Control" shall be deemed to have occurred in each of the following instances:

        A reorganization, merger, consolidation or other corporate transaction involving the Company or the Bank, in each case, with respect to which the shareholders of the Company or the Bank, respectively, immediately prior to such transaction do not, immediately after the transaction, own more than fifty percent (50%) of the combined voting power of the reorganized, merged or consolidated company's then outstanding voting securities.

        The sale, transfer or assignment of all or substantially all of the assets of the Company or the Bank to any third party.

        The acquisition by any individual, entity or "group," within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company or the Bank where such acquisition causes any such Person to own twenty percent (25%) or more of the combined voting power of the Company's or Bank's then outstanding capital stock then entitled to vote generally in the election of directors; provided however, that a Change in Control shall not be deemed to have occurred if a Person becomes the beneficial owner of twenty percent of the combined voting power of the Company's or Bank's then outstanding capital stock solely as a result of the repurchase of voting securities by the Company or the Bank.

        During any period of two consecutive years, the persons who were directors of the Bank immediately before the beginning of the two year period (the "Incumbent Directors") shall cease to constitute at least a majority of the Board of Directors; provided that any individual becoming a director subsequent to the beginning of such two year period whose election, or nomination for election by the Bank's shareholders, was approved by at least two-thirds of the directors then comprising the Incumbent Directors shall be considered as though such individual were an Incumbent Director unless such individual's initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act).

    Notwithstanding anything contained herein to the contrary, if Executive's employment is terminated and he reasonably demonstrates that such termination was at the request of a third party who has indicated an intention of taking steps reasonably calculated to effect a Change in Control and who effects a Change in Control, or such termination otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes hereof, a Change in Control shall be deemed to have occurred on the day immediately prior to the date of such termination of his employment.

    SEVERANCE

      Except as otherwise expressly provided herein, if Bank terminates Executive's employment for any reason other than Good Cause, as defined in this Agreement, the Executive shall be entitled to severance pay to be paid in accordance with the normal payroll procedure of the Bank. Such severance pay shall be equal to the base salary that would have been due the Executive had he remained employed for the remaining term of this Agreement, but in no event less than one year's base salary. In the event that the Executive is entitled to any payment under Section G, no payment shall be due under this Section H.

    SEVERABILITY

      If any term or other provision of this Agreement is held to be illegal, invalid or unenforceable by any rule of law or public policy, (A) such term or provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (B) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and (C) there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

    WAIVER

      The parties acknowledge and agree that the failure of either to enforce any provision of this Agreement shall not constitute a waiver of that particular provision, or of any other provisions of this Agreement.

    SUCCESSORS AND ASSIGNS

      The Executive acknowledges and agrees that this Agreement may be assigned by the Bank to any successor-in-interest and shall inure to the benefit of, and be fully enforceable by, any successor and/or assignee; and this Agreement will be fully binding upon, and may be enforced by the Executive against, any successor and/or assignee of the Bank.

      The Executive acknowledges and agrees that his obligations, duties and responsibilities under this Agreement are personal and shall not be assignable, and that this Agreement shall be enforceable by the Executive only. In the event of the Executive's death, this Agreement shall be enforceable by the Executive's estate, executors and/or legal representatives, only to the extent provided herein.

    CHOICE OF LAW

      THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO PROVISION THEREOF REGARDING CONFLICT OF LAWS. IT IS STIPULATED THAT TEXAS HAS A COMPELLING STATE INTEREST IN THE SUBJECT MATTER OF THIS AGREEMENT, AND THAT EXECUTIVE HAS OR WILL HAVE REGULAR CONTACT WITH THE STATE OF TEXAS IN THE PERFORMANCE OF THIS AGREEMENT.

    MODIFICATION

      The parties acknowledge and agree that this Agreement and the other agreements and plans referenced herein constitute the complete and entire agreement between the parties; that each executed this Agreement based upon the express terms and provisions set forth herein; that, in accepting employment with the Bank, Executive has not relied on any representations, oral or written, which are not set forth in this Agreement; that no previous agreement, either oral or written, shall have any effect on the terms or provisions of this Agreement; and that all previous agreements, either oral or written, are expressly superseded and revoked by this Agreement. Except as otherwise expressly provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement unless hereafter made in writing and signed by the party to be bound. No waiver shall be deemed a continuing waiver or a waiver of any subsequent breach or default, either of a similar or different nature, unless expressly so stated in writing.

      Except as otherwise expressly provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement unless hereafter made (i) in writing, (ii) referencing an express provision in this Agreement, (iii) signed by the Executive, and (iv) approved by a disinterested majority of the Board of Directors.

    INDEMNIFICATION

      During the term of this Agreement, the Company and the Bank shall indemnify the Executive against all judgments, penalties, fines, amounts paid in settlement and reasonable expenses (including, but not limited to, attorneys' fees) relating to his employment by the Bank to the fullest extent permissible under the law, including, without limitation, federal and/or state banking laws and regulations, Article 2.02-1 of the Texas Business Corporation Act, the Company's Articles of Incorporation, and the Bank's Articles of Association. To the extent permitted by law, the Company and/or the Bank may purchase such indemnification insurance as the Board may from time to time determine.

    ARBITRATION

      Any dispute, controversy, or claim arising out of or relating to this Agreement or breach thereof, or arising out of or relating in any way to the employment of the Executive or the termination thereof, shall be submitted to arbitration in accordance with the Employment Dispute Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. In reaching his or her decision, the arbitrator shall have no authority to ignore, change, modify, add to or delete from any provision of this Agreement, but instead is limited to interpreting this Agreement. Notwithstanding the arbitration provisions set forth in this Agreement, the Executive and the Bank acknowledge and agree that nothing in this Agreement shall be construed to require the arbitration of any claim or controversy arising under the NONINTERFERENCE provisions of this Agreement. These provisions shall be enforceable by any court of competent jurisdiction and shall not be subject to this Paragraph of the Agreement. The Executive and the Bank further acknowledge and agree that nothing in this Agreement shall be construed to require arbitration of any claim for workers' compensation or unemployment compensation.

    LEGAL CONSULTATION

      Each party acknowledges that it has carefully read this agreement, that it has had an opportunity to consult with his or its attorney concerning the meaning, import and legal significance of this Agreement, that it understands the terms of the Agreement, that all understandings and agreements between Executive and the Bank relating to the subjects covered in this Agreement are contained in it, and that it has entered into the Agreement voluntarily and not in reliance on any promises or representations by the other than those contained in this Agreement.

    MISCELLANEOUS

      The Executive shall make himself available, upon the request of the Bank, to testify or otherwise assist in litigation, arbitration, or other disputes involving the Bank, or any of the directors, officers, employees, subsidiaries, or parent corporations of either, at no additional cost during the term of this Agreement and at any time following the termination of this Agreement.

      The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the date of termination, or otherwise.

      In the event either party institutes arbitration or litigation to enforce or protect its rights under this Agreement, the prevailing party in such arbitration or litigation shall be entitled, in addition to all other relief, to reasonable attorneys fees, out-of-pocket costs, disbursements, and arbitrator's fees relating to such arbitration or litigation.

      This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

      The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement. The Executive or any successor-in-interest to Executive shall be and remain simply a general creditor of the Bank in the same manner as any other creditor having a general unsecured claim. For purposes of the Code, the Bank intends this Agreement to be an unfunded, unsecured promise to pay on the part of the Bank. For purposes of Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Bank intends that this Agreement not be subject to ERISA. If it is deemed subject to ERISA, it is intended to be an unfunded arrangement for the benefit of a select member of management, who is a highly compensated employee of the Bank for the purpose of qualifying this Agreement for the "top hat" plan exception under sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. At no time shall the Executive have or be deemed to have any lien nor right, title or interest in or to any specific investment or to any assets of the Bank. If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of Executive, the Executive shall assist the Bank by freely submitting to a physical examination and supplying such additional information necessary to obtain such insurance or annuities.

      When a reference is made in this Agreement to a Paragraph, such reference shall be to a Paragraph of this Agreement unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. Each use herein of the masculine, neuter or feminine gender shall be deemed to include the other genders. Each use herein of the plural shall include the singular and vice versa, in each case as the context requires or as is otherwise appropriate. The word "or" is used in the inclusive sense. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent. References to a person are also to its permitted successors or assigns.

      Executive represents that his service as an employee of the Bank will not violate any agreement: (i) he has made that prohibits him from disclosing any information he acquired prior to his becoming employed by the Company or the Bank; or (ii) he has made that prohibits him from accepting employment with the Company or the Bank or that will interfere with his compliance with the terms of this Agreement. Executive further represents that he has not previously, and will not in the future, disclose to Bank any proprietary information or trade secrets belonging to any previous employer. Executive acknowledges that the Bank has instructed him not to disclose to it any proprietary information or trade secrets belonging to any previous employer.

    NOTICES

      All notices and other communications required or permitted to be given or delivered hereunder or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been properly given if (a) delivered personally, (b) delivered by a recognized overnight courier service, (c) sent by United States mail, or (d) sent by facsimile transmission followed by a confirmation copy delivered by recognized overnight courier service the next day. Such notices, requests, consents and other communications shall be sent to the respective parties as follows (or at such other address for a party as shall be specified by like notice to the other party):

      If to Company or Bank:

      MAVERICK BANCSHARES or MAVERICK BANK

      5646 Milton St. #615

      Dallas, Texas 75206

      Attention: Chairman

      If to Executive:

      RUSSELL TACKETT

      4445 Blystone

      Plano, Texas 75093

      Any notice or other communication given pursuant to this Agreement shall be effective (i) in the case of personal delivery, telex or facsimile transmission, when received; (ii) in the case of mail, upon the earlier of actual receipt or five (5) business days after deposit with the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (iii) in the case of a recognized overnight courier service, one (1) business day after delivery to the courier service together with all appropriate fees or charges and instructions for overnight delivery. Any and all notices of documents or other notices required to be delivered under the terms of this Agreement shall be addressed to each party as follows:

[signature page follows]

[signature page to Employment Agreement]

EXECUTED ON THIS DATE FIRST WRITTEN ABOVE IN DALLAS, TEXAS.

EXECUTIVE

WITNESS Russell Tackett

MAVERICK BANCSHARES, INC.

By: _____________________________

WITNESS Raymond W. Sanders, Chairman